EXHIBIT 10.6

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMENDMENT NO. 3 TO LICENSE AGREEMENT

This Amendment No. 3 (“Amendment No. 3”) amends that certain License Agreement effective March 28, 2002 entered by and between Maxygen, Inc. (“MUS”) and Codexis, Inc. (“Codexis”), as previously amended by Amendment No. 1 to License Agreement effective September 13, 2002, and Amendment No. 2 to License Agreement effective October 1, 2002, (as amended, the “Agreement”), and shall be effective as of August     , 2006 (the “Third Amendment Date”). MUS and Codexis hereby amend the Agreement as follows:

1.	Article 1 is amended by the addition of the following new definitions:

1.60 “Consumer Price Index” or “CPI” means the Consumer Price Index, All Urban Consumers, as published by the U.S. Bureau of Labor Statistics

1.61 “Energy Product” means any (i) Supplemental Product subject to any Modified SubField, and (ii) Scheduled Product subject to 1 of Exhibit F of the Agreement.

1.62 “FTE” means the efforts of one or more employees of Codexis equivalent to the efforts of one Codexis full time employee (i.e., an employee that works at least [*] hours per year.

1.63 “Net Sales” shall mean means the consideration received by Codexis or its Affiliates for the sale or use of Energy Products in arm’s length sales to an independent Third Party, after deduction of the following items, provided and to the extent such items are actually incurred and documented and do not exceed reasonable and customary amounts in the market in which such sale occurred: (i) ordinary and customary trade discounts actually allowed; (ii) credits, rebates and returns; (iii) freight, insurance and duties paid for and separately identified on the invoice or other documentation maintained in the ordinary course of business, and (iv) taxes, duties and other compulsory payments to governmental authorities actually paid and separately identified on the invoice or other documentation maintained in the ordinary course of business. All sales or use of Energy Products between Codexis and any of its Affiliates shall be disregarded for purposes of computing Net Sales. A “sale” shall include any transfer or other disposition for consideration, and Net Sales shall include all consideration received by Codexis or its Affiliates in respect of any sale or use of Energy Products, whether such consideration is in cash, payment in kind, exchange or another form.

In the case of discounts on “bundles” of products and/or services which include Energy Products, Codexis may with notice to MUS calculate the Net Sales by discounting the bona fide list price of an Energy Product by no more than the average percentage discount of all products and services of Codexis and/or its Affiliates in a particular “bundle”, calculated as follows:

Average percentage
discount on a	=	(1 - A/B) x 100
particular “bundle”

where A equals the total discounted price of a particular “bundle” of products and services, and B equals the sum of the undiscounted bona fide list prices of each unit of every product and service in such “bundle”. Codexis shall provide MUS documentation, reasonably acceptable to MUS, establishing such average discount with respect to each “bundle”. If Codexis cannot so establish the average discount of a bundle, the Net Sales shall be based on the undiscounted list price of the Energy Product in the bundle. If an Energy Product in a bundle is not sold separately and no bona fide list price exists for such Energy Product, the Parties shall negotiate in good faith an imputed list price for such Energy Product, and Net Sales with respect thereto shall be based on such imputed list price.

2.	The following definitions in Article 1 shall be amended to read as follows:

1.55 “Reserved SubField Termination Date” shall mean (a) for SubFields 1, 2, 4, 5, 6 and 7, the period commencing on the Amendment Date and ending on the later of (i) five (5) years after Amendment Date, or (ii) a Separation Event, and (b) for SubFields 3, 8, 9 and 10 (the “Modified SubFields”), the period commencing on the Amendment Date and ending six (6) years after the Amendment Date; provided, however, that in the event Codexis has satisfied the criteria set forth in Section 2.1.6(a) as to a particular SubField within the Modified SubFields such that such entire SubField becomes included in the Codexis Field, as provided in Section 2.1.6(d), on or before six (6) years after the Amendment Date, then the Reserved SubField Termination Date shall be extended by one additional year; and further provided that upon the satisfaction of the criteria set forth in Section 2.1.6(d) for each additional SubField within the Modified SubFields, if any, the Reserved SubField Termination Date for the remaining Modified SubFields shall be extended for an additional one (1) year period, up to a maximum of three (3) such additional one (1) year extensions.

1.56 “Reserved SubFields” shall mean, in the period from the Amendment Date until the applicable Reserved SubField Termination Date, the subject matter within the applicable SubField(s). It is understood and agreed that as of the applicable Reserved SubField Termination Date, (a) one or more Categories within the Reserved SubFields may become part of the Codexis Field pursuant to Section 2.1.6(c), (b), one or more of the Reserved SubFields may become part of the Codexis Field pursuant to Section 2.1.6(d), and (c) any Category and any Reserved SubField that is not within the scope of the Codexis Field pursuant to subsection (a) or (b) above as of the applicable Reserved SubField Termination Date, shall be terminated, and shall no longer be within the Reserved SubFields.

1.57 “Scheduled Product” shall mean any Product described on Exhibit F.

1.59 “Supplemental Product” shall mean any Biocatlyst or Enzyme Product,

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and/or chemical made with the use of a Biocatlyst or Enzyme Product, in each case, that is (a) within a Category, where Codexis conducts with regard to such Category a research project meeting the criteria set forth in Section 2.1.6(a) prior to the applicable Reserved SubField Termination Date, and (b) within a Reserved SubField that becomes part of the Codexis Field at any time prior to the applicable Reserved SubField Termination Date pursuant to Section 2.1.6(d).”

3.	Section 2.1.1 is amended as follows:

a.	In the first clause, revise the phrase “. . . worldwide, royalty-free (subject to Section 2.1.5(b) licenses, . . .” to read: “. . . worldwide, royalty-free (subject to Section 2.1.5(b) and the terms of Article 5) licenses, . . .”

b.	Revise Sections 2.1.1(a)(i), 2.1.1(a)(ii), 2.1.1(d)(i) and 2.1.1(d)(ii) by adding the phrase “and/or Section 2.1.6(d)” after each occurrence of the phrase “pursuant to Section 2.1.6(c)”.

c.	Revise Section 2.1.1 by changing each occurrence of “the Reserved SubField Termination Date” to “the applicable Reserved SubField Termination Date”.

4.	Section 2.1.6 is amended as follows:

Revise Section 2.1.6 by changing each occurrence of “the Reserved SubField Termination Date” to “the applicable Reserved SubField Termination Date”.

5.	Section 2.1.6(h) is amended in its entirely as follows:

“Except with respect to (i) any Category for which Codexis has satisfied the criteria set forth in Section 2.1.6(c), and (ii) any Reserved SubField for which Codexis has satisfied the criteria set forth in Section 2.1.6(d), it is understood and agreed that as of the applicable Reserved SubField Termination Date, the applicable Reserved SubFields (including each Category and SubField) shall be terminated and shall have no content or force or effect for the remainder of the term of the Agreement, and, as of the applicable Reserved SubField Termination Date, MUS (and/or its designee) shall have, as between the Parties, the exclusive rights in and to and shall be free, at its sole discretion, to work in, such Reserved SubField(s) without restriction or obligation to Codexis.”

6.	Article 5 shall be revised to read in its entirety as follows:

5.1 Codexis Stock. In partial consideration for the rights granted hereunder, Codexis shall issue to MUS one million (1,000,000) shares of Common Stock and six million (6,000,000) shares of Series A Preferred Stock of Codexis pursuant to the Stock Issuance and Asset Contribution Agreement by and between MUS and Codexis of even date hereof.

5.2 Energy Products. In consideration for the rights granted to Codexis in this

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Amendment No. 3, for all Energy Products and/or any grant of rights with regard to the use of any Enabling Technology for the development and commercialization of any Energy Product, Codexis will pay MUS:

5.2.1 [*] of all consideration received by Codexis from any Sublicensee or Third Party for:

a. option and/or license fees for rights to use any Enabling Technology to develop and/or make any Energy Product; and

b. development payments (e.g., milestone payments) in respect of any Energy Product, and/or any product made with the use of any Energy Product; and

c. royalties and/or other payments for the commercialization of any Energy Product, and/or any product made with the use of any such Energy Product; and

d. the purchase of any equity securities of Codexis; provided, that the consideration received by Codexis from such Sublicensee or Third Party in connection with such purchase shall be deemed to be the amount obtained by multiplying [*]; provided that at the time of such purchase such Sublicensee or Third Party has a contractual relationship with Codexis (or proposes to have a contractual relationship with Codexis in connection with such purchase and the contractual relationship thereafter becomes effective), and the primary business purpose of the relationship is the development and/or commercialization of (i) any Energy Product, or (ii) any product made with the use of any Energy Product; and

5.2.2 Notwithstanding anything to the contrary in Section 5.2.1 above, Codexis shall not be required to pay to MUS any share of research and/or development funding received (and not subject to any further performance criteria) by Codexis from a Third Party for the support of Codexis personnel (i.e., payments on an FTE basis to support Codexis employees for activities conducted by Codexis); provided that (i) such payments are actually used by Codexis for FTE funding, and (ii) the applicable rate per FTE does not exceed the Base FTE Rate. The Base FTE Rate for 2006 shall be [*] per FTE per year, and shall be revised annually at the beginning of each subsequent calendar year to reflect annual changes in the Consumer Price Index, using September 2006 as the baseline comparison. Codexis shall pay to MUS [*] of any research funding received from a Third Party for the development of any Energy Product, and/or any product made with the use of any Energy Product, in each case only to the extent such funding does not satisfy the criteria listed in subsections (i) and (ii) above.

5.2.3 If Codexis directly commercializes any Energy Product, Codexis will pay to MUS a royalty of [*] of (a) Net Sales of such Energy Products sold by Codexis or its Affiliates, and/or (b) amounts received by Codexis or its Affiliates from any Sublicensee or other Third Party for the use of Energy Products, to the extent Codexis or its Affiliates utilize such Product(s) to provide services to such Sublicensee or Third Party, as the case may be.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.3 Quarterly Reports. Commencing in the first calendar quarter in which Codexis receives any payment subject to Section 5.2, Codexis shall make quarterly written reports to MUS within sixty (60) days after the end of each calendar quarter, stating in each such report the consideration subject to Section 5.2 received by it during such calendar quarter. Such reports shall provide separately for Codexis and each of its Affiliates and Sublicensees, in each case, on a country-by-country and Energy Product-by-Energy Product basis:

(i)	the type (e.g., license fee, milestone payment) and amount of consideration received;

(ii)	for payments based on Energy Products, the quantity and description of each such Energy Product sold or used; and

(iii)	the calculation of amounts due to MUS, accompanied by sufficient information to enable MUS to verify the accuracy of the calculations made by Codexis, and a detailed explanation of the methodology used to determine the applicable payment.

5.4 Payment. Concurrently with providing to MUS each quarterly report described in Section 5.3, Codexis shall pay MUS all amounts due under Section 5.2 for the calendar quarter corresponding to such report.

5.5 Audit. Codexis and its Affiliates shall keep complete, true and accurate books of account and records for the purpose of determining the amounts payable under Section 5.2 of this Agreement. Such books and records shall be kept at the principal place of business of such party, as the case may be, for at least four (4) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such four (4) year period by a public accounting firm selected by MUS reasonably acceptable to Codexis, solely for the purpose of verifying the reports and payments hereunder. Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice. Inspections conducted under this Section 5.5 shall be at the expense of MUS, unless a variation or error producing an increase exceeding ten percent (10%) of the amount stated for any period covered by the inspection is established in the course of any such inspection, whereupon all reasonable costs relating to the inspection and any unpaid amounts that are discovered will be paid promptly by Codexis together with interest thereon as set forth in Section 5.6 below.

5.6 Payment Method; Late Payments. All payments due to MUS under this Agreement shall be paid in U.S. dollars by bank wire transfer in immediately available funds to a bank account designated by MUS. Any payment or portion thereof that is not paid on the date such payments are due under this Agreement shall bear interest at the lesser of (i) the prime rate as reported by the Chase Manhattan Bank, New York, New York (or its successor) on the date such payment is due, plus an additional two percent (2%), or (ii) the maximum rate permitted by law, in each case calculated on the number of days such payment is delinquent. This Section 5.6 shall in no way limit any other remedies available for late payment.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.7 Currency Conversion. All payments due to MUS under this Agreement shall first be determined in local currency and then, if necessary, converted to its equivalent in United States currency. The buying rates of exchange for converting the currencies involved into the currency of the United States quoted by the Wall Street Journal (or its successor in interest) on the last business day of the quarterly period in which the payments were received by Codexis shall be used to determine any such conversion.

5.8 Restrictions on Payment. The obligation of Codexis to pay amounts to MUS under this Agreement with respect to sales of Energy Products in a particular country shall be waived and excused to the extent that statutes, laws, codes or government regulations in a particular country prevent such payments; provided, however, in such event, if legally permissible, Codexis shall pay the amounts owed to MUS by depositing such amounts in a bank account in such country that has been designated by MUS and promptly report such payment to MUS in writing.

5.9 Taxes. Any tax that Codexis is required to withhold and pay on behalf of MUS with respect to amounts payable to MUS under this Agreement shall be deducted from and offset against said payments prior to remittance to MUS; provided, however, that in regard to any tax so deducted, Codexis shall give or cause to be given to MUS such assistance as may reasonably be necessary to enable MUS to claim exemption therefrom or credit therefor, and in each case shall furnish MUS with proper evidence of the taxes paid on its behalf.

5.10 Energy Affiliate.

(a) If (i) Codexis or any of its Affiliates or subsidiaries (each, a “Codexis Entity”) proposes to form, establish or acquire, directly or indirectly, any Affiliate or subsidiary that engages in a line of business related to the use of any Energy Products, and/or any Enabling Technology in or for any energy application (the “Energy Rights”), or any Affiliate or subsidiary of Codexis proposes, at any time, to engage, directly or indirectly, in such line of business (in each case, an “Energy Affiliate”); (ii) a Codexis Entity proposes to acquire or obtain, directly or indirectly, by merger, consolidation, acquisition of equity interests or otherwise, any assets, rights or other interests of whatever kind and nature in any business or Third Party (e.g. any individual, corporation, partnership, limited liability company, joint venture or other business organization or division thereof) that engages in a line of business related to the use of any of the Energy Rights (or at any time in the future proposes to engage in such line of business); or (iii) a Codexis Entity proposes to acquire or obtain, directly or indirectly, by merger, consolidation, acquisition of equity interests or otherwise, or becomes entitled to, any assets, rights or other interests of whatever kind and nature in any business or Third Party, in whole or partial consideration for the sale, assignment, license, contribution, pledge or other transfer by a Codexis Entity of any assets, interests or rights

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

relating to any of the Energy Rights, then Codexis shall give written notice to MUS at least thirty (30) days prior to the effectiveness or consummation of such event or transaction. The notice shall describe in reasonable detail the proposed event or transaction including, without limitation, the nature of such event or transaction, the consideration to be paid and the amount constituting the applicable MUS Interest (as defined in Section 5.10(b) below).

(b) In consideration for the rights granted to Codexis in this Amendment No. 3, Codexis shall take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper and advisable under applicable laws, so as to assign, transfer and deliver the MUS Interest to MUS immediately upon the effectiveness or consummation of any event or transaction described in Section 5.10(a) above or cause the MUS Interest to be so assigned, transferred and delivered, without cost to MUS. For purposes of this Section 5.10, the term “MUS Interest” shall mean all legal and beneficial title to the equity interests, assets, rights or other interests of whatever kind and nature (other than consideration received by Codexis subject to Codexis’ payment obligations to MUS pursuant to Section 5.2.1 above) of the Energy Affiliate or Third Party in an amount equal to [*] of each asset, interest or right held, acquired or obtained by the Codexis Entity(ies) in connection with any event, transaction or series of transactions described in Section 5.10(a) above.

(c) If, in connection with the transaction or series of transactions described in Section 5.10(a), a Codexis Entity has provided consideration other than assets, interests or rights relating to the use of any of the Energy Rights (the “Other Consideration”), then, as a condition of the transfer to MUS of the portion of the MUS Interest held, acquired or obtained by the Codexis Entity specifically for such Other Consideration, MUS shall reimburse the Codexis Entity for up to [*] of the cash value of the Other Consideration (as of the date of transfer of the Other Consideration by the Codexis Entity). The election to reimburse the Codexis Entity and the amount of such reimbursement (up to the aforementioned [*] limit) shall be determined by MUS in its sole discretion. Upon reimbursement, the Codexis Entity shall transfer to MUS the applicable portion of the MUS Interest attributable to the amount reimbursed by MUS for the Other Consideration. If MUS elects to reimburse the Codexis Entity for a portion of the Other Consideration corresponding to the MUS Interest equal to less than [*] of such Other Consideration, and not for the total [*], MUS’ right to receive additional equity interests, assets, rights or other interests of whatever kind and nature of the applicable Energy Affiliate or Third Party pursuant to Section 5.10(b) that are directly attributable to the equity interests, assets, rights or other interests held, acquired or obtained for such Other Consideration will be prorated accordingly. For example, if MUS elects to reimburse the Codexis Entity for [*] of the Other Consideration corresponding to the MUS Interest (and not [*]), MUS’ right to receive additional equity interests, assets, rights or other interests of whatever kind and nature of the applicable Energy Affiliate or Third Party pursuant to Section 5.10(b) that are directly attributable to the equity interests, assets, rights or other interests held, acquired or obtained for such Other Consideration will be equal to [*] of the amount that MUS would have received if MUS

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

had reimbursed the Codexis Entity for [*] of the Other Consideration corresponding to the MUS Interest. If MUS elects not to pay any amount to the Codexis Entity for the reimbursement of the Other Consideration, MUS’ right to receive additional equity interests, assets, rights or other interests of whatever kind and nature of the applicable Energy Affiliate or Third Party pursuant to Section 5.10(b) that are directly attributable to the equity interests, assets, rights or other interests held, acquired or obtained for such Other Consideration shall terminate. Except as otherwise provided in this Section 5.10(c) with respect to an election by MUS to reimburse the applicable Codexis Entity for Other Consideration, MUS shall, in all cases, be entitled to receive, and shall not be required to reimburse any Codexis Entity, Energy Affiliate or Third Party or otherwise pay any amounts to any Codexis Entity, Energy Affiliate or Third Party for, the MUS Interest and any additional equity interests, assets, rights or other interests of the applicable Energy Affiliate or Third Party that are attributable to or received in consideration for any of the Energy Rights (and not attributable to or received in consideration for Other Consideration).

(d) If any Codexis Entity proposes to subsequently sell, assign, or otherwise transfer any assets, rights or interests acquired or obtained in connection with an event, transaction or series of transactions described in Section 5.10(a) above, then Codexis shall give written notice to MUS at least thirty (30) days prior to the effectiveness or consummation of such transaction, which notice shall describe the proposed transaction in reasonable detail, including, without limitation, the nature of such transaction and the consideration to be received. MUS shall have the right, exercisable upon written notice to Codexis within fifteen (15) days after receipt of such notice, to participate in such transaction and to sell, assign or otherwise transfer up to a pro rata portion of the MUS Interest on the same terms and conditions as described in the notice; provided, however, that in no event shall MUS be required to sell, assign or transfer any portion of the MUS Interest to any party, except as required by applicable law; provided, further, that MUS’ pro rata portion of the MUS Interest shall be deemed to be [*] of each asset, right or interest proposed to be sold, assigned or transferred by the applicable Codexis Entity(ies).

(e) Notwithstanding the foregoing, if for any reason all or any portion of the MUS Interest is not transferable to MUS in accordance with Section 5.10(b) above, or if the sale, assignment or other transfer by MUS of all or any portion of the MUS Interest in accordance with Section 5.10(d) above is not permitted, then the applicable Codexis Entity(ies) shall not consummate or effectuate, directly or indirectly, such event or transaction without the prior written consent of MUS in its sole discretion.

(f) In the event that (i) sufficient information does not exist to determine the value, amount or allocation of any assets, rights or interests for purposes of calculating the applicable MUS Interest, the applicable Other Consideration or any other amount in accordance with this Section 5.10, or (ii) Codexis and MUS cannot otherwise agree as to such value, amount or allocation, such value, amount or allocation shall be determined through an appraisal to be performed by an independent Third Party reasonably acceptable to both Parties, and the expenses incurred in obtaining such appraisal shall be shared equally by Codexis and MUS.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(g) In furtherance of the foregoing, Codexis acknowledges that, in consideration for the rights granted to Codexis in this Amendment No. 3, this Section 5.10 is intended to provide MUS with the applicable portion of any value or potential value attributable to or derived from any business related to energy applications engaged in by any Codexis Entity or otherwise attributable to or derived from any of the Energy Rights and agrees that it shall not authorize, commit or agree to take, and shall not permit any Affiliate, nor any subsidiary, to authorize, commit or agree to take, any action that would be inconsistent with this Section 5.10 or impair any portion of the MUS Interest.

5.11 MUS not an Affiliate. Notwithstanding anything to the contrary, for purposes of this Article 5, MUS shall not be considered, or deemed to be, an Affiliate of Codexis.

7.	Article 12 of the Agreement is amended by the addition of new Section 12.7:

12.7 Termination for Cause. In the event that Codexis materially breaches any of its obligations pursuant to Article 5 of the Agreement, and such breach has continued for sixty (60) days after receipt of written notice thereof from MUS, MUS may terminate any and all rights received by Codexis under the terms of this Amendment No. 3.

8.	Exhibit F shall be revised such that Exhibit F shall read in its entirety as attached to this Amendment No. 3.

9.	Exhibit G shall be revised such that Exhibit G shall read in its entirety as attached to this Amendment No. 3.

10.	Except as expressly provided herein, the terms of the Agreement shall remain in full force and effect.

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[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, MUS and Codexis have executed this Amendment No. 3 to License Agreement as of the first above written.

MAXYGEN, INC.		CODEXIS, INC.

By:	/s/ Russell J. Howard	By:	/s/ Alan Shaw
Name:	Russell J. Howard	Name:	Alan Shaw
Title:	Chief Executive Officer	Title:	President

EXHIBIT F

SCHEDULED PRODUCTS

(REVISED AUGUST     , 2006)

1.	Products for the extraction, modification, purification and/or transformation of oil and/or petroleum (including oil shale) with regard to the following applications:

Crude Oil and Oil Shale Applications

enhancement of recovery of down-hole crude oil

metal removal

sulfur removal

viscosity and/or molecular weight modification

Refinery Applications (for crude oil and oil shale derivatives)

aromatic/ring-compound removal or addition

thiophene removal

conversion of glycerine to glycerine derivatives

creation of cyclo-paraffins for purposes of improving octane number enhanced energy and combustion properties

improved emissions profile

metal removal

sulfur removal

viscosity and/or molecular weight modification

2.	Products for the following textile/paper manufacturing applications:

manufacture of dyes/pigments

manufacture of sizing agents

enhanced fiber bio-degradation

enhanced pulping

3.	Products for the following environmental clean-up applications:

soil/water bioremediation (e.g., hydrocarbons/chlorocarbon contamination)

sulfur/CO2 sequestration

radioisotope contamination

nuclear waste processing

treatment (i.e., degradation) of effluent waste products from wood product/paper processing treatment (i.e., degradation) of effluent waste products from grain/oil seed processing

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT G

RESERVED SUBFIELDS

(REVISED AUGUST     , 2006)

1.	SubField 1: Manufacture of the [*] monomers specified below, for use to make polymers (excluding polymers for use for [*] and/or [*]):

Categories

a.	[*]

b.	carboxylic acids, as follows: amino carboxylic acids, hydroxy carboxylic acids, olefinic carboxylates and hydroxy acids

c.	[*]

d.	[*]

e.	[*]

2.	SubField 2: Manufacture of the [*] agents specified below (excluding agents for use for [*] and/or [*]):

Categories

a.	[*]

b.	[*]

c.	[*]

d.	[*]

3.	SubField 3: Manufacture of the [*] (and intermediates thereof) specified below:

Categories

a.	production of [*] for use as a [*]

4.	SubField 4: [*], as specified below:

Categories

a.	[*]

b.	[*]

c.	[*]

5.	SubField 5: Manufacture of the following [*], to the extent not covered by SubField 1:

Categories

a.	[*]

b.	[*]

c.	[*]

d.	[*]

e.	[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.	SubField 6: Manufacture of polymers made from the monomers specified below, for use as [*] (excluding any use in, on or for [*] or any other [*]):

Categories

a.	[*]

b.	[*]

c.	[*]

d.	[*]

e.	[*]

c.	[*]

7.	SubField 7: Manufacture of the [*] specified below for [*] (excluding any use in, on or for [*] or any other [*] and/or [*]):

Categories

a.	[*]

b.	[*]

c.	[*]

d.	[*]

e.	[*]

8.	SubField 8: Manufacture of fuels and fuel additives (and intermediates thereof) as specified below:

a.	Manufacture of fuel and/or fuel additives, where Biomass (as defined below) is the starting material for the applicable fuel and/or fuel additive, including without limitation the manufacture of compounds (e.g., fermentable sugars) which are intermediates in the process of producing fuel or fuel additives, where Biomass is the starting material for the applicable fuel and/or fuel additive and such intermediates are used solely in the production of fuel or fuel additives, but specifically excluding the fuels and/or fuel additives in Category (b) below.

b.	Conversion of Biomass-derived oils into fuel and/or fuel additives, including without limitation the manufacture of compounds which are intermediates in the process of converting Biomass-derived oils into fuel and/or fuel additives, where such intermediates are used solely in the production of fuel or fuel additives.

For purposes of clarification, as used in this SubField 8 (and with regard to any Supplemental Products that may result due to activation of any Category of SubField 8), “fuel additives” are substances which are intended to be added to fuel to modify the characteristics of such fuel, including, for example, biodegradability, combustibility, viscosity and/or emissions profile.

“Biomass” shall mean [*].

Notwithstanding the above, for purposes of this SubField 8, no right or license is granted to Codexis to use any Enabling Technology to alter or modify any gene(s) of any Plant to (a) [*], or (b) [*]; provided, however, Codexis may produce in Category II Plants chemicals that are Supplemental Products resulting from the activation of any Category of this SubField 8.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.	SubField 9: Manufacture of Products for the [*] for the following specific applications:

a.	[*]

b.	[*]

c.	[*]

d.	[*]

e.	[*]

f.	[*]

10.	SubField 10: Manufacture of Products for the [*], for the following specific applications:

a.	[*]

b.	[*]

c.	[*]

d.	[*]

e.	[*]

f.	[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.